Exhibit 10.6

                              EMPLOYMENT AGREEMENT


DATED:   March 2, 1999

BETWEEN: International Barter Corp., a
         Nevada Corporation                                     ("Company")

AND:     Bob Bagga                                              ("Executive")


1.0  RECITALS

     1.1 The Company desires to employ the Executive as its Chief Operating Officer and Executive is willing to accept such employment by the Company, on the terms and subject to the conditions set forth in this Agreement.

2.0  DEFINITIONS

     2.1 "Effective Date" shall mean the date upon which the Executive's employment with the Company commences, currently agreed as February 28, 1999.

     2.2  "Termination   Date"  shall  mean  the  date  of  the  termination  of
Executive's employment with the Company.

     2.3 "Termination For Cause" shall mean termination by the Company of the Executive's employment by the Company for cause at law; including but not limited to by reason of the Executive's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company, or by reason of the Executive's negligence which has resulted in injury to the Company, and material breach of this Agreement by the Executive.

     2.4 "Termination Other Than For Cause" shall mean termination by the Company of the Executive's employment by the Company for any reason other than a Termination for Cause.

     2.5 "Voluntary Termination" shall mean termination by the Executive of the Executive's employment by the Company other than (i) "Termination Upon a Change in Control," and (ii) termination by reason of the Executive's death or disability as described herein.

3.0  DUTIES

     3.1 During the term of this Agreement, the Executive agrees to be employed by and serve the Company as its Chief Operating Officer, and the Company agrees to employ and retain the Executive in such capacities. In such capacity, the Executive shall




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oversee  the  daily  operations  of the  Company  and  render  such  managerial, administrative and other services as are customarily associated with or incident to such position and shall perform such duties and responsibilities for the Company as the Chief Executive Officer or board of directors of the Company may reasonably require, consistent with such position. The Executive shall devote a substantial portion of his business time, energy, and skills to the affairs of the Company and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company. The Executive shall report to the Chief Executive Officer.

4.0  TERM OF EMPLOYMENT

     4.1 Initial Term. The initial term of employment of the Executive by the Company shall be for a period of two (2) year beginning with the Effective Date ("Initial Term"), unless terminated or renewed earlier pursuant to this Agreement. This Agreement may be extended for additional consecutive one-year periods by written agreement of the parties to this Agreement at least 90 days prior to the expiration of the Initial Term. Notwithstanding anything contained in this section, the term of employment is subject to termination pursuant to the following provisions.

     4.2 Termination For Cause. Termination For Cause may be effected by the Company at any time during the term of this Agreement and shall be effected by written notification to the Executive. Upon Termination For Cause, the Executive shall be paid within 7 days of termination, all accrued salary and bonus plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date, shall be paid within 30 days of Termination Date or as required by applicable law. Subject to this Agreement, the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     4.2.1 In the event of Termination For Cause, all unvested stock options granted by the Company shall terminate immediately. Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option, as designated by the plan administrators; or (ii) the expiration of 90 days from the date of termination of Executive's employment or contractual relationship with the Company.

     4.3.1 Disability. If, during the term of this Agreement, the Executive, in the reasonable judgment of the Company's board of directors, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than three (3) consecutive months, the Company shall have the right to terminate the Executive's employment hereunder by written notification to the Executive thirty (30) days prior to the Termination Date. All accrued salary, bonus compensation to the extent earned shall be promptly paid to the




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Executive upon termination.  Additionally, in the event of termination by reason of Disability, all amounts that would be payable to Executive during his Initial Term of employment, or for the remainder of an additional one-year term if this Agreement is renewed, shall be promptly paid, with a minimum 6-month payout. Vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date, but the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     4.3.2 Death. In the event of the Executive's death during the term of this Agreement, the Executive's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay, within 30 days of the death of the Executive or as required by applicable law, to his estate or such beneficiaries as the Executive may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with this duties hereunder, all to the Termination Date. Additionally, in the event of termination by reason of Death, all amounts that would be payable to Executive during his Initial Term of employment, or for the remainder of an additional one-year term if this Agreement is renewed, shall be promptly paid, with a minimum 6-month payout. The Executive's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     4.4 Voluntary Termination. In the event of a Voluntary Termination, the Company shall promptly pay all accrued salary, bonus compensation to the extent earned. Vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the Termination Date shall be paid within 30 days of Termination Date or as required by applicable law, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

     4.4.1 In the event of Voluntary Termination, all unvested stock options granted by the Company shall terminate immediately. Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the option, as designated by the plan administrator; or (ii) the expiration of 90 days from the date of the termination of Executive's employment or contractual relationship with the Company.




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     4.5 Termination Upon a Change of Control.  If there is a termination of the
Executive as a result of change in control (which for these purposes is defined as the acquisition or issuance of a majority of the issued and outstanding shares of the Company), then the Executive shall have the same termination rights as Steven White (or such other person filling the role as President and Chief Executive Officer), including a payout of the compensation provided for in
Section 5.1 of this Agreement in full, for the remainder of the Agreement, provided that in no event will the amount of the payment be for less than 1 year, and provided that all deferred, vested and unvested options are paid out to the Executive or retained by the Executive, at the sole discretion of the Executive.

     4.6 Payments Under Share Purchase Agreement. In the event of termination for any reason hereunder other than the Voluntary Termination or Termination For Cause, all amounts payable to Executive under the Share Purchase Agreement among the Company, the Executive and Barter Business Exchange Inc. dated March 2, 1999 (the "Share Purchase Agreement"), including but not limited to any deferred payments, will become due and payable within 30 calendar days of the termination date. For purposes of valuing the deferred variable payment due under the Share Purchase Agreement, if termination occurs prior to the 1 year anniversary of this Agreement, the monthly average cash revenue amounts to the Termination Date, multiplied by 12 shall be used as the 12 month cash revenue figure payable.

5.0  SALARY, BENEFITS AND BONUS COMPENSATION

     5.1 Base Salary. As payment for the services to be rendered by the Executive as provided in this Agreement, the Company agrees to pay to the Executive a "Base Salary" for the twelve (12) calendar months beginning the Effective Date at the rate of C$120,000 per annum payable in 12 equal monthly installments of C$10,000. The Executive's Base Salary shall be reviewed annually by the Company's board of directors, and the Base Salary for each year thereafter (or portion thereof) beginning the Effective Date.

     5.2 Bonuses. The Executive shall be eligible to receive a bonus, for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in accordance with mutually agreed performance criteria. The first such bonus would be payable at the end of the first year of this Agreement, and annually thereafter while this Agreement is in full force and effect.

     5.3 Additional Benefits. During the term of this Agreement, the Executive shall be entitled to the following fringe benefits:

     5.3.1 Executive Benefits. The Executive shall be eligible to participate in such of the Company's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Company, including, without limitation, the Company's Stock Option Plan, profit sharing plans,




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annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans. For purposes of establishing the length of service under any benefit plans or programs of the Company, the Executive's employment with the Company will be deemed to have commenced on the Effective Date, provided that the benefits paid hereunder shall be no less than those paid to the Company's Chief Executive Officer. For purposes of the Company's Stock Option Plan, the Executive's participation may not occur prior to April 1, 2000.

     5.3.2 Vacation. The Executive shall be entitled to four (4) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

     5.3.3 Reimbursement for Expenses. During the term of this Agreement, the Company shall reimburse the Executive for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Executive in connection with his duties under this Agreement, subject to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses. These expenses shall include, without limiting the generality of the foregoing, car, car insurance, cellular phone, ETR toll route charges.

     5.3.4 Position on Board. During the term of this Agreement, the Executive shall have the right to be nominated to the board of directors of IBC in the first proxy statement relating to an annual meeting mailed or distributed to shareholders after closing.

6.0  SEVERANCE COMPENSATION

     6.1 No Severance Compensation Upon Termination. In the event of a Voluntary Termination or Termination For Cause, the Executive shall not be paid any severance compensation, which does not include amounts payable under Sections
4.2 or 4.4.

7.0  CONFIDENTIALITY

     7.1 The Executive agrees that all confidential and proprietary information relating to the Company's business shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by the Company's board of directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

8.0  WITHHOLDINGS

     8.1 All compensation and benefits to the Executive hereunder shall be reduced by all federal, provincial, state, local and other withholdings and similar taxes and payments required by applicable law.




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9.0  INDEMNIFICATION

     9.1 Except as provided in paragraph 9.2 below, in addition to any rights to indemnification to which the Executive is entitled to under the Company's articles of incorporation and bylaws, the Company shall indemnify the Executive at all times during the term of this Agreement and in good faith on behalf of the Company, to the maximum extent permitted under applicable law, and shall pay the Executive's expenses including solicitors fees on a solicitor/client basis in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding.

     9.2 The Company agrees to pay for officer and director liability insurance for the Executive, and to maintain such insurance in place at all times, with respect to each of the Company and Barter Business Exchange Inc., to the extent reasonably available.

     9.3 Executive represents and warrants that the Company will not incur any liability in connection with the consummation of the transaction contemplated by the Letter of Intent to any third party with whom the Executive or his agents and affiliates have had discussions regarding the disposition of shares of Barter Business Exchange Inc. For a period of one year from closing of the acquisition of Barter Business Exchange Inc. by the Company, Executive agrees to indemnify, defend and hold harmless the Company, its officers, directors, shareholders, lenders and affiliates, from any claims by or liabilities to these third parties, including any legal or other expenses incurred in connection with the defense of these claims.

10.0 NOTICES

     10.1 Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means but no such notice, request, demand, claim, instruction or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended at the address stated below. Any party may change its address for any purpose by giving notice of the change of address to the other party in the manner provided in this section>

   If to COMPANY:               With a copy to:          And to:

   International Barter Corp.   Jones Law Group, PLLC    Weir & Foulds
                                2300 130th Ave. N.E.     Barristers & Solicitors
                                Suite A-103              130 King Street West
                                Bellevue, WA  98005      Suite 1600
                                                         Toronto, Ontario
                                                         Canada  M5X 1J5




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   If to EXECUTIVE:             With a copy to:

   Bob Bagga                    Thomas Powers
   7 Fern Avenue                Margolls Partnership
   Richmond Hill, Ontario       Barristers & Solicitors
   Canada  L4B 3R7              30 St. Clair Avenue West
                                Suite 1108
                                Toronto, Ontario
                                Canada M4V 3A1

11.0 NON-COMPETITION

     11.1 Executive acknowledges that his duties and responsibilities will require his substantive business efforts and agrees that during his term of employment with the Company, he will not participate, whether as an owner, shareholders, partner, consultant, entrepreneur, employee or otherwise, in any business or any business activity connected with a barter trade organization, or have any business pursuits or interests which materially interfere or engage conflict with the performance of Executive's duties under this Agreement or which compete with the Company. Nothing in this section shall prohibit the Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if the Executive is not involved in the business of such corporation and beneficially owns not more than an aggregate of five percent of the stock of such corporation. In addition, the Executive may serve on the board of directors of other corporations, so long as such board services does not materially interfere or conflict with the performance of Executive's duties under this Agreement and so long as these activities are not rendered for a competitor of the Company. In addition, it is understood and agreed that the Executive shall be entitled to fulfill his obligations and accept compensation from active Media with respect to the following potential transactions: (i) Atlantic Promotions;
(ii) Kodak Canada; and (iii) Chrysler Canada. There will no further transactions of this nature during the term of this Agreement.

12.  NON-SOLICITATION

     12.1 For a period of six (6) months from the Termination Date, Executive agrees not to directly or through intermediaries solicit, encourage, entertain or consider any inquiries or proposals, with respect to developing, obtaining or acquiring any barter or trade business from the customers, clients or business associates of Barter Business Exchange Inc., an Ontario corporation, or the Company, whether such customers, clients or business associates are now existing as of the date of this Agreement or may exist at the Termination Date.




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13.0 GENERAL PROVISIONS

     13.1 This Agreement may not be amended, modified or changed, nor shall a provision of the Agreement be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of a waiver, amendment, change or modification is sought.

     13.2 This Agreement is governed by Ontario law, and the parties hereby attorn to the exclusive jurisdiction of the courts of such province.

     13.3 If any term or provision of this Agreement or the application to any person or circumstances shall to any extent be invalid or unenforceable in any jurisdiction, the remainder of this Agreement and application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable or in any other jurisdiction shall not be affected, and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13.4 This Agreement may be signed in as many counterparts as is necessary, each of which shall be considered an original.

14.0 EXECUTING SIGNATURES

     14.1 IN WITNESS WHEREOF, the parties have signed this Agreement.

 COMPANY:                               EXECUTIVE

International Barter Corp.


----------------------------------      ----------------------------------------
By:  Steven M. White, CEO               Bob Bagga